Exhibit 10.2

                           RESTRICTED STOCK AGREEMENT
                                    UNDER THE
                       THE PEOPLES BANCTRUST COMPANY, INC.
                       KEY EMPLOYEE RESTRICTED STOCK PLAN


     THIS AGREEMENT is entered into as of September 9, 2005 by and between The Peoples BancTrust Company, Inc. (the "Company") and Walter A. Parrent (the "Award Recipient").

     WHEREAS, the Company maintains The Peoples BancTrust Company, Inc. Key Employee Restricted Stock Plan (the "Plan"), under which the Compensation Committee of the Board of Directors of the Company (the "Committee") may award restricted shares of the Company's common stock, $.10 par value per share (the "Restricted Stock"), to key employees and prospective key employees of the Company or its subsidiaries as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

                                       I.

                                 AWARD OF SHARES

     Under the terms of the Plan, the Company has awarded to the Award Recipient a restricted stock award effective September 9, 2005 of 6,000 shares of Restricted Stock subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement. The definition of all capitalized terms used herein and not otherwise defined herein shall be as provided in the Plan.

                                       II.
                               AWARD RESTRICTIONS

     2.1 The period during which the restrictions imposed on Restricted Stock by this Agreement are in effect is referred to herein as the "Restricted Period." During the Restricted Period, the Award Recipient shall be entitled to all rights of a shareholder of the Company, including the right to vote the shares and to receive dividends thereon. The Restricted Stock and the right to vote the Restricted Stock and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the Restricted Period.

     2.2 The Restricted Period for the Restricted Stock shall end and the shares of Restricted Stock shall become vested and freely transferable as set forth below:

          With respect to 33-1/3% of the shares of Restricted Stock on September 9, 2006;

          With respect to an additional 33-1/3% of the shares of Restricted Stock on September 9, 2007; and

          With respect to an additional 33-1/3% of the shares of Restricted Stock on September 9, 2008.


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     2.3 If the employment of the Award Recipient terminates for any reason other than death, disability,  or termination without Just Cause, as provided in
Section 2.4, any shares of Restricted Stock with respect to which the Restricted Period has not ended will be immediately forfeited.


     2.4 To the extent Restricted Stock has not otherwise become vested and freely transferable in accordance with Section 2.2, the Restricted Period shall end and the Restricted Stock will become fully vested and freely transferable by the Award Recipient or his estate (1) upon the death of the Award Recipient (other than by suicide), (2) upon a determination by the Committee that the Award Recipient has become disabled, (3) upon a termination of the Award Recipient without Just Cause, or (4) upon a Change in Control.

     2.5 "Just Cause" shall mean termination because of the Award Recipient's personal dishonestly, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

     2.6 "Change in Control" shall mean any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25% of the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of defining Change in Control, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

     2.7 The Committee may declare the Restricted Period and shares of Restricted Stock fully vested at any time in its discretion.

     2.8 The Restricted Stock shall not be issued until the Company has had an opportunity to satisfy Nasdaq notification requirements and to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the Restricted Stock, which notification and registration the Company will make reasonable efforts to complete and file as soon as administratively practicable after the Award Recipient's employment commences.


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


                                      III.

                               STOCK CERTIFICATES

     3.1 The stock certificates evidencing the Restricted Stock shall be registered in the name of the Award Recipient and shall be held by the Company, together with a stock power executed by the Award Recipient in blank, during the Restricted Period in accordance with the terms of the Plan. The Company shall place the following legend on the stock certificates:

          The transferability of this certificate and the shares of Common Stock represented thereby are subject to the terms and conditions (including conditions of forfeiture) contained in The Peoples BancTrust Company, Inc. Key Employee Restricted Stock Plan (the "Plan") and an agreement entered into between the registered owner and the Company thereunder. A copy of the Plan and Agreement is on file at the principal office of the Company.

     3.2 Upon termination of the Restricted Period with respect to the Restricted Stock, the Company shall cause a stock certificate without a restrictive legend covering the Restricted Stock to be issued in the name of the Award Recipient or his nominee within 30 days after the end of the Restricted Period. Upon receipt of such stock certificate, the Award Recipient is free to hold or dispose of the shares represented by such certificate, subject to applicable securities laws.

                                       IV.
                                WITHHOLDING TAXES

     4.1 At any time that an Award Recipient is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the issuance of or the lapse of restrictions on Restricted Stock, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

     4.2 Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections.

                                       V.

                          RIGHT TO CONTINUED EMPLOYMENT

     Nothing in the Plan or in this Agreement shall confer upon an Award Recipient any right to continue in the employ of the Company or a subsidiary or in any way affect the Company's or a subsidiary's right to terminate the Award Recipient's employment.


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                                       VI.

                                 BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the successors, executors, administrators, and heirs of the respective parties.

                                      VII.

                             INCONSISTENT PROVISIONS

     The Restricted Shares granted hereby are subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with a provision of the Plan, the Plan provisions shall control.

                                      VIII.

                                FORCE AND EFFECT

     The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

                                             THE PEOPLES BANCTRUST COMPANY, INC.


                                             By:   /s/ Ted M. Henry
                                                   -----------------------------
                                                   Name:   Ted M. Henry
                                                   Title:  Chairman of the Board

                                             AWARD RECIPIENT


                                                   /s/ Walter A. Parrent
                                                   -----------------------------
                                                   Walter A. Parrent


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